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                                                                  EXHIBIT (b) 3.

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PHONETEL TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS FOR THE SIX
MONTHS ENDED JUNE 30, 1996
- -------------------------------------------------------------------------------

                                                                   IPP and
                                                                  Paramount
                                               PhoneTel          As Adjusted
                                             Technologies            (4)               Amtel               POA            Ref
                                            ---------------    ----------------   ----------------    ---------------    -------
Revenues                                       $16,805,510          $2,488,680         $7,204,822         $3,768,225      (6)

Operating expenses:
   Line and transmission charges                 3,866,207             585,463          2,428,704            698,365
   Location commissions                          2,536,730             376,269          1,639,127            436,681
   Other operating expenses                      5,047,451             356,816            321,947          1,060,772     (5,6)
   Depreciation and amortization                 5,312,885             928,840            777,823            698,212     (5,6)
   Selling, general and administrative           2,398,724             253,483          2,231,970            883,212     (5,6)
   Contractual settlements and
       other unusual charges                     5,334,514                   -                  -                  -
                                               -----------           ---------        -----------         ----------
                                                24,496,511           2,500,871          7,399,571          3,777,242
                                               -----------           ---------        -----------         ----------

          Loss from operations                  (7,691,001)            (12,191)          (194,749)            (9,017)

   Other income (expense):
       Interest expense - related parties       (1,816,890)                  -                  -                  -      (7)
       Interest expense - others                  (274,221)            (30,881)            (6,077)          (333,230)    (5,6)
       Interest income                               1,976                   -              1,606                  -
       Reorganization expenses                           -                   -           (789,888)                 -      (5)
       Other                                             -             (12,638)          (959,011)           (51,364)     (5)
                                               -----------           ---------        -----------         ----------
       Total other income (expense)             (2,089,135)            (43,519)        (1,753,370)          (384,594)
                                               -----------           ---------        -----------         ----------

Loss before income taxes
       and extraordinary item                   (9,780,136)            (55,710)        (1,948,119)          (393,611)
   Income taxes                                          -                   -              4,000                  -
                                               ===========           =========        ===========         ==========
Loss before extraordinary item                 ($9,780,136)           ($55,710)       ($1,952,119)         ($393,611)
                                               ===========           =========        ===========         ==========

Earnings per share calculation:
   Preferred dividend requirement                 (134,741)                  -                  -                  -
                                               -----------           ---------        -----------         ----------
       Loss before extraordinary
           item applicable to
          common shareholders                  ($9,914,877)           ($55,710)       ($1,952,119)         ($393,611)
                                               ===========           =========        ===========          =========
Loss per common share before
       extraordinary item  (8)                      ($2.77)
                                               ===========
Weighted average number of shares                3,576,381             216,217          2,162,163            166,666
                                               ===========            ========        ===========          =========


                                                Pro Forma
                                               Adjustments
                                                   for              Pro Forma
                                               Acquisitions         As Adjusted
                                              ---------------    ----------------
Revenues                                          ($27,625)        $30,239,612

Operating expenses:
   Line and transmission charges                         -           7,578,739
   Location commissions                                  -           4,988,807
   Other operating expenses                       (206,786)          6,580,200
   Depreciation and amortization                 1,317,300           9,035,060
   Selling, general and administrative          (1,242,808)          4,524,581
   Contractual settlements and
       other unusual charges                             -           5,334,514
                                                 ---------          ----------
                                                  (132,294)         38,041,901
                                                 ---------          ----------

          Loss from operations                     104,669          (7,802,289)

   Other income (expense):
       Interest expense - related parties         (581,446)         (2,398,336)
       Interest expense - others                    51,414            (592,995)
       Interest income                                   -               3,582
       Reorganization expenses                     789,888                   -
       Other                                       959,011             (64,002)
                                                 ---------          ----------
       Total other income (expense)              1,218,867          (3,051,751)
                                                 ---------          ----------

Loss before income taxes
       and extraordinary item                    1,323,536         (10,854,040)
   Income taxes                                          -               4,000
                                                ==========        ============
Loss before extraordinary item                  $1,323,536        ($10,858,040)
                                                ==========        ============

Earnings per share calculation:
   Preferred dividend requirement                        -            (134,741)
                                                 ---------          ----------
       Loss before extraordinary
           item applicable to
          common shareholders                   $1,323,536        ($10,992,781)
                                                ==========        ============
Loss per common share before
       extraordinary item  (8)                                          ($1.80)
                                                                  ============
Weighted average number of shares                                    6,121,427
                                                                  ============

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   The accompanying notes are an integral part of these financial statements.